                        Exhibit 99.1

JLL Income Property Trust
Acquires Premier Virginia Medical Office Building

Chicago (September 16, 2021) – JLL Income Property Trust, an institutionally managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with more than $4.7 billion in portfolio assets today announced the acquisition of 9101 Stony Point Drive, an 87,000-square-foot, world-class, medical office building in Richmond, Virginia. This recently constructed, mission-critical property is net-leased on a long-term basis as a premier outpatient facility and headquarters for Virginia Urology, the leading urology practice in central Virginia. The purchase price was approximately $52 million.

“Healthcare-focused properties including medical office and life sciences continue to be our narrow focus within the office sector,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “Limited new supply, exceptional occupancy along with significant barriers to entry due to higher construction and tenant improvement costs often lead to longer tenant retention, creating a stable investment opportunity. This is especially true for 9101 Stony Point Drive where the tenant has shown its commitment by investing in property upgrades and making the building its headquarters. We’re pleased to add this property to our growing healthcare-oriented portfolio.”

This acquisition increases JLL Income Property Trust’s healthcare allocation to six properties totaling more than 530,000 square feet, valued in excess of $275 million and representing approximately 6 percent of its overall portfolio. JLLIPT earlier this year purchased 170 Park Ave, a premier life sciences property in Florham Park, New Jersey.

Constructed in 2018 as a build-to-suit for Virginia Urology, the property includes an ambulatory surgery center, imaging center, infusion center and lab space. The property is strategically located near downtown Richmond in a primary residential area with immediate access to the surrounding highway system, drawing patients from throughout the Richmond metro. The property has a weighted average lease term of over 13 years with built in 2.5 percent annual rent escalations.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that brings to investors a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

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About Jones Lang LaSalle Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
Jones Lang LaSalle Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing apartment, industrial, office and grocery-anchored retail properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages approximately $73 billion of assets in private and public real estate property and debt investments as of Q1 2020. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information please visit http://www.lasalle.com.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Scott Sutton
LaSalle Investment Management
Telephone: +1 224 343 5538
Email: scott.sutton@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com

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